STATE OF SOUTH DAKOTA
                        OFFICE OF THE SECRETARY OF STATE

                              CERTIFICATE OF MERGER
                          ORGANIZATIONAL ID #: DB034000

I, Chris Nelson, Secretary of State of the State of South Dakota, hereby certify that duplicate of the Articles of Merger Hinds, Inc., an unqualified Wyoming Corporation merging into Queen City Mobile Homes, a South Dakota corporation duly signed and verified pursuant to the provisions of the South Dakota corporation Acts, have been received in this office and are found to conform to law.

ACCORDINLY and by virtue of the authority vested in me by law, I hereby issue this Certificate of Merger and attach hereto a duplicate of the Articles of Merger.

IN TESTIMONY WHEREOF, I have hereunto set my hand and affixed the Great Seal of the State of South Dakota, at Pierre, the Capital, this February 13, 2004.

/s/Chris Nelson
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Chris Nelson
Secretary of State